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                                                                   Exhibit 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 3, 1996 appearing on page 43 of Survival Technology, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Washington, DC
December 19, 1996






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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report on Brunswick Biomedical Corporation dated October 25, 1996 appearing on page F-2 of the Registrant's definitive proxy statement dated October 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Washington, DC
December 19, 1996